EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. Three to the Registration Statement on Form S-11 Global Income Trust, Inc. of our report dated September 7, 2011, relating to the statement of revenues and certain expenses of Heritage Commons III, which appears in Global Income Trust, Inc’s Current Report on Form 8-K/A (Amendment No. 1) dated June 28, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida

September 7, 2011